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                                                                    EXHIBIT 10.7

                                LEASE AGREEMENT

THE STATE OF TEXAS   )
                        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF FORT BEND  )

        That GRACEY CORPORATION, hereinafter called "Lessor," for the consideration hereinafter provided, does hereby LEASE AND LET unto HYDRO-SERVICES, INC., a Texas corporation, hereinafter called "Lessee,"

        (a) The following described property located in Missouri City, Fort Bend County, Texas, to-wit:

               Being 1.0214 acres of land in the B. B. B. and C. R. R. Co. Survey No. 8, Abstract No. 116, in Fort Bend County, Texas; said
               1.0214 acres being out of that certain 4.08 acres described in Deed recorded in Volume 294, page 478 of the Fort Bend County Deed Records, and being more fully described by metes and bounds as follows:

               BEGINNING at a 1/2 inch iron bar at the most Northerly corner of said 4.08 acres, in the Southeasterly right-of-way line of U.S. Highway 90-A;

               THENCE South 68 deg. 08 min. West along the Southeasterly line of Highway and Northerly line of said 4.08 acres, 125.0 feet to a 3/4 inch iron pipe;

               THENCE South 22 deg. 00 min. East, parallel to and 125.0 feet from the Easterly line of said 4.08 acres, 381.38 feet to a 3/4 inch iron pipe in the Southerly line of said 4.08 acres;

               THENCE North 45 deg. 58 min. East along the Southerly line of said 4.08 acres, 134.84 feet to a 3/4 inch iron pipe at the most Easterly corner of said 4.08 acres;

               THENCE North 22 deg. 00 min. West, along the Easterly line of said 4.08 acres, 330.5 feet to the place of beginning and containing 1.0214 acres of land, and being the same tract of land described in Deed from W. A. Delmar et ux to Anna Dullnig, a feme sole, dated March 4, 1959, recorded in Volume 389, page 652, Deed Records of Fort Bend County, Texas.

        Upon payment by the Lessee of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hinderance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor, and Lessor covenants and warrants it has full right and lawful authority to enter into this lease for the full term herein granted, and that it has good and marketable title to the premises, subject, nevertheless, to the terms and conditions of this lease.

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        The land, premises and property above described is leased to Lessee upon the following terms and conditions:

                1. The initial term of this lease is for a period of fifteen (15) years beginning October 1, 1979, and ending October 1, 1994. Beginning October 1, 1994, this lease shall be on a month to month basis commencing on the first day of each month and ending on the last day of each month, and shall continue from month to month thereafter until terminated as set forth herein.

                2. The parties hereby agree that the time of delivery of possession by Lessor to Lessee of the property covered by this lease and the commencement date of this lease is October 1, 1979.

                3.      All notices sent to the Lessor shall be sent as follows:

                        Gracey Corporation
                        P.O. Box 308
                        Missouri City, Texas 77459

                        All notices sent to Lessee shall be sent as follows:

                        Hydro-Services, Inc.
                        P.O. Box 308
                        Missouri City, Texas 77459

        All notices of elections set forth herein shall be given by either mailing the same by registered or certified mail or by personal delivery thereof to the respective addresses above mentioned.

                4. At any time hereafter, either party hereto may cancel this lease at the beginning of any month on one hundred eighty (180) days prior written notice to the other party, such written notice to be given as specified in Paragraph 3 hereinabove. If Lessee elects to cancel this lease, Lessee shall remove all of its equipment from the property prior to the expiration of this lease as provided in Paragraph 7 hereof. Any property of Lessee, real or personal, not removed on the expiration of the lease will become the property of Lessor and upon the termination date hereof, all rights of Lessee to utilize the property leased hereunder shall cease.

                5. The premises shall be used by Lessee for the purpose of housing administrative offices for a contracting and manufacturing company and as an assembly and fabricating shop for high pressure waterblasting equipment and accessories.

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        6.      For and in consideration of the use of the said premises, the
Lessee binds and obligates itself to pay Lessor in lawful money of the United States of America at P.O. Box 308, Missouri City, Texas, or at such other address as said Lessor may in writing notify Lessee in a manner and as provided for hereunder in Paragraph 3 hereof a total rental of $3,400.00 per month, which shall be paid for each month in advance on the first day of each such month.

        Lessee shall be responsible for paying all ad valorem taxes and other general and special assessments and charges (taxes and assessments) which, at any time during the lease term, may be lawfully assessed, levied or imposed against the leased premises by any taxing authority now existing or hereafter created. Lessor hereby agrees to furnish written evidence of such increases in taxes and assessments to Lessee.

        Lessee shall be responsible for paying all insurance and utilities as set forth in this lease agreement. In other words, this lease agreement shall be construed as a "triple net lease" with the Lessor only being responsible for paying principal and interest on any indebtedness against the subject property and the Lessee responsible for paying all operating expenses.

        7. Lessee contemplates that various improvements including temporary fixtures and permanent fixtures, will be installed and placed in and upon the land leased hereunder in connection with the conduct and operation of its business. On the termination of this lease, however brought about, Lessee may not remove any such improvements or any permanent fixtures so placed and installed by it in and upon said premises. Furthermore, no changes, alterations, or additions of improvements to the existing improvements upon said premises may be made by Lessee without first obtaining the written consent thereto from Lessor, and in the event of such consent, said improvements, alterations, or additions cannot thereafter be removed by Lessee without first obtaining the written consent of Lessor thereto.

        In this connection, and in addition to the rental above provided, Lessee binds and obligates itself to pay all taxes, charges and assessments, levied and assessed against the fixtures, furniture, equipment and other personal property it installs and places in and upon


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the premises. Lessee further agrees to pay all license fees and franchise taxes imposed on the operation of any business conducted by Lessee on the leased premises.

                8. Lessee shall not assign this lease or sublet the premises or any part thereof or any of the property leased hereunder without Lessor's written consent.

                9. Lessor shall not be responsible for the repair, maintenance or replacement of any of the premises, buildings, fixtures, improvements or property, real or personal, leased hereunder or placed upon the premises by Lessee, and in the event any of such property is stolen, destroyed, becomes obsolete, beyond repair or unusable, Lessee will not be entitled to any reduction in rent, and it is specifically understood and agreed as hereinbefore provided that Lessee at its cost and expense is to make all repairs and keep all of the premises and improvements in a good state of repair.

                10. All gas and electric energy and other utilities, including water, which may be used by Lessee upon the premises, shall be contracted for by Lessee with the respective persons, firms or corporations furnishing such utilities, and shall be paid for by the Lessee as often as required by such persons, firms or corporations, and the Lessor shall in no event be liable for such payment. If the rules of such persons, firms or corporations require that the cost of such service, or the service of any of them, be charge to the Lessor and the Lessor be required to pay the same, or be by law or ordinance made a lien or charge against the premises, and the Lessor discharges such lien or charge, then Lessee shall reimburse the Lessor upon demand for any amount so advanced, and any amount so paid shall be secured in the same manner as rents accruing hereunder.

                11. Lessee agrees at all times to perform all lawful requirements as to the use and occupancy of the premises and any improvements which may be placed thereon, to keep the same clean and neat, and at Lessee's expense to promptly execute and comply with all ordinances, federal, state and municipal, now in force, or which may hereafter be enacted applicable to, or which may affect such premises, including but

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not limited to, all orders and requirements imposed by the board of health, the building department, the fire department, and the police department and any and all other municipal and county departments of the City of Missouri City and Fort Bend County affecting and/or applicable to the premises.

        12. The Lessor shall not be liable to the Lessee, its employees, customers, invitees, guests, members, or the public for any defects which at the time of Lessee's acceptance of said leased premises, exist, or which may thereafter develop or exist in said leased premises or any of the property or improvements leased hereunder, or for any injury or damage that may occur from wind, water, rain, hail, snow, sleet, storm, leaks, breaks, fire, the elements, negligence, or otherwise, and shall in no event be liable for any injury to any person or property in or about the leased premises during the term of this lease. While this lease is in effect, the Lessee shall indemnify and safe harmless the Lessor against any liability or loss for injury or damage to persons or property occurring on or off the leased premises and arising out of or resulting from any cause whatsoever associated with the operations conducted on the leased premises.

        13. Lessee shall, during the term of this lease, carry for the benefit and protection of itself and Lessor, public liability insurance with minimum limits of Five Hundred Thousand Dollars ($500,000.00) in the event of claim for injuries or death to any one person, and with a total minimum limit of liability of the amount of One Million Dollars ($1,000,000.00) in any one accident. All costs of such insurance shall be paid for by Lessee, and Lessee shall promptly deliver and furnish to Lessor such insurance policies or true and correct copies thereof and furnish satisfactory evidence of the payment of the premiums therefor. The policy shall name Lessor and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor ten days prior written notice. The insurance shall be in an insurance company approved by Lessor.

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        14.     If the Lessee fails to pay any monthly installment of rent promptly as it becomes due, or uses the premises for any unlawful purpose; or fails to comply with any of the terms and provisions hereof, then in any of such events, the Lessor shall have the option, notice of the exercise of such option being hereby waived, to declare this lease forfeited and may then or thereafter cancel and terminate this lease and re-enter upon and take possession of the premises without notice and with or without legal process or procedure, and may immediately or at any other time thereafter remove all persons and property from the premises, and the Lessee expressly waives any and all claims for damages by reason of such re-entry. Such action of the Lessor in re-entering and resuming possession of said premises upon default by Lessee shall not be in waiver of, nor shall it in anywise impair, Lessor's claim for any rent or other sum or sums which may have become due prior to such re-entry or which may become due thereafter. Lessor's option shall not be considered waived by the failure of Lessor to exercise the same upon the occurrence of any one or more of such defaults, but shall continue to exist and may be exercised whenever default is made, and upon the exercise thereof, Lessor shall have the right at its option, to thereupon lease said premises to any party or parties, at such prices as it may be able to obtain, in its sole discretion, for the use thereof during the unexpired period of this lease, and any loss in the value of the lease suffered by Lessor on account of such default. Lessee agrees and binds itself, its successors and assigns, to pay or cause to be paid unto the Lessor at P.O. Box 308, Missouri City, Texas 77459, and the action of Lessor in making such new lease or rental of the premises, and the price therefor, shall be binding upon the Lessee, its successors and assigns.

        15. It is agreed that no waiver of any breach of any covenant, condition or provision of this lease shall be construed to be a waiver of any other or subsequent breach of the same or any other covenant, condition or provision; and further, that the acceptance of rent after default shall not be a waiver of the right to demand payment of any subsequent installment of rent on the day it becomes due.

        16.     In addition to the statutory landlord's lien, the Lessee



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hereby gives to and creates in favor of the Lessor a first and preference lien upon all furniture and fixtures, equipment, supplies, effects and personal property of all kinds which the Lessee may place upon or have in and connected with said premises to secure the payment of all rent that may become due, and all other obligations assumed by Lessee under the terms of this lease, including but not by way of limitation the agreement herein provided for the payment of attorneys' fees.

                17. Lessee binds and obligates itself to insure at its sole cost and expense all of Lessor's buildings on the premises as well as all of the personal property leased hereunder to Lessee, against fire and storm and theft in their full insurable amounts, the loss payable in such policies of insurance provided to be payable jointly to Lessor and Lessee. The proceeds of any insurance payable under any of such policies shall be used to repair or replace the damaged or stolen property and any excess proceeds thereof shall be paid to Lessee. Such insurance policies or true and correct copies thereof shall be delivered to Lessor and Lessee shall also furnish Lessor with satisfactory evidence of the payment of the premium therefor.

                18. In the event it becomes necessary for Lessor to employ an attorney to enforce any of the covenants or agreements made by Lessee hereunder, or to otherwise enforce same by legal proceedings or through the probate, bankruptcy or other court, then Lessee agrees to and promises to pay to Lessor any reasonable attorneys' fees and court costs or other expense incurred by the Lessor in connection therewith.

                19. Lessee agrees that prior to making any repairs or improvements on the premises leased hereunder which shall cost a total of more than One Thousand Dollars ($1,000.00); Lessee shall first furnish Lessor with written notice and evidence satisfactory to Lessor as to the nature, extent and cost of such improvements and repairs. No such improvements will be made without the consent in writing of Lessor. Lessee shall, upon receipt, furnish to Lessor copies of all invoices in connection with any repairs or improvements made by Lessee on the leased premises, together with proof of payment thereof. Nothing herein


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contained shall be construed as giving Lessee the right, power or authority to encumber any of the property or improvements covered by this lease with a lien for any part of the cost of such repairs and improvements and such right, power and authority is hereby specifically denied to Lessee.

        20. At the expiration, termination, cancellation or forfeiture of this lease, however caused or brought about, no notice or demand for possession except as required herein shall be necessary, but the Lessee shall peaceably surrender the premises to the Lessor, and Lessor may reenter upon and retake possession thereof without any notice or demand. Any holding over by Lessee of the premises leased hereby, after the termination or expiration of this lease, irrespective of how same may be terminated, shall operate and be construed as a tenancy from month to month at a monthly rental of (per clause 25 of this lease). In the event of failure of Lessee to peaceably yield and surrender possession of the premises to Lessor upon the expiration, termination, cancellation or forfeiture of this lease, irrespective of why or how same is caused or brought about, Lessor shall thereupon be entitled to institute forcible detainer proceedings against Lessee to recover possession thereof.

        21. Solvency and good business credit and reputation of the Lessee are important considerations to the Lessor in the making of this lease agreement, and the continuation of such solvency and good business credit and reputation of the Lessee is likewise a material consideration to the Lessor. Therefore, it is further stipulated and agreed that should the Lessee be adjudged a bankrupt by a proper court, or make an assignment for the benefit of creditors, or if the business of the Lessee on account of its insolvency be placed by the decision of a proper court in the hands of a receiver, or if a receiver for other grounds shall be appointed by a proper court, and the Lessee during such receivership be adjudged insolvent by a court, either during the time of such receivership or upon the termination thereof, then at the option of the Lessor, after giving three (3) days' notice to Lessee, this lease shall terminate and conclude and the Lessor shall be entitled in such


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event to the immediate possession of said premises and no receiver, trustee in bankruptcy or assignee for the benefit of creditors shall acquire in any such case any of the rights of the Lessee.

        22. If the leased premises or any portion thereof shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, Lessee shall not be entitled to any part of the award paid for such condemnation and Lessor is to receive the full amount of such award, and Lessee hereby expressly waives any right or claim to any part thereof.

        23. No changes or modifications of this lease shall be binding on either party hereto unless the same shall be in writing and shall be signed by the parties hereto.

        24. It is further specifically understood, agreed and stipulated by and between the parties hereto, that no agreements of any kind or character exist between the parties hereto regarding the premises covered by this lease for the period of time covered hereby, other than those herein specifically set forth and provided.

        25. The rental herein agreed to be paid to Lessor shall be adjusted each year during the term of this lease agreement on October 1, commencing October 1, 1980, the latest index of the cost of living prepared by the Department of Labor being consulted and the rental to be paid to Lessor shall be adjusted upward only in the ratio that the latest cost of living index, existing on October 1 of each succeeding year hereafter, commencing October 1, 1980, bears to such cost of living index on October 1, 1979, such upward adjustment ratio to be applied to the annual base rate of rental set forth herein. This adjustment of rental shall be made each year during the term of this Lease Agreement in a like manner.

        26.     The effective date hereof shall be October 1, 1979.


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        EXECUTED in multiple counterparts this 4th day of December, 1979.

                                      GRACEY CORPORATION

                                      By: /s/ JACK F. HINRICHS
                                         ------------------------------------
                                              Jack F. Hinrichs, President

ATTEST:

/s/ JOHN F. HINRICHS
--------------------------------
    John F. Hinrichs, Secretary                 LESSOR


                                        HYDRO-SERVICES, INC.


                                        By: /s/ JAMES C. TERRY, PRESIDENT
                                           -----------------------------------
                                                James C. Terry, President

ATTEST:

/s/ GERALD B. LANHAM
--------------------------------
    Gerald B. Lanham, Secretary                 LESSEE





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                            FIRST AMENDMENT TO LEASE

         AMENDMENT to Lease Agreement made as of the 1st day of July, 1994 between Gracey Corporation ("Lessor") and HydroChem Industrial Services, Inc. ("Lessee").

         WHEREAS, Lessor and Lessee (as the ultimate assignee of HydroServices, Inc.) are parties to a Lease Agreement (the "Lease") dated as of December 4, 1979 covering certain premises in Missouri City, Texas; and

         WHEREAS, the term of the Lease expires on October 1, 1994; and

         WHEREAS, the parties desire to amend the Lease for among other reasons, to extend the term thereof to September 30, 1996 and to grant the Lessee an option to renew the Lease for an additional term of one (1) year thereafter;

         NOW, THEREFORE, Lessor and Lessee hereby agree that the Lease shall be amended as follows:

         1. Section 1 of the Lease shall be deleted, and in lieu thereof there shall be substituted a new Section 1 as follows:

                 "1.      The initial term of this Lease shall be for a period
         of seventeen (17) years beginning on October 1, 1979 and ending on September 30, 1996."

         2. Section 4 of the Lease shall be deleted, and in lieu thereof there shall be substituted a new section 4 as follows:

                 "4.      Lessee shall have an option to extend this Lease for
         a renewal term of one (1) year. The renewal term shall be from October 1, 1996 to September 30, 1997. If Lessee desires to exercise this option to renew, it shall give written notice thereof to Lessor by June 30, 1996. All of the terms, covenants, and provisions of this Lease shall apply to the renewal term."

         3. The Lease shall remain in full force and effect except as modified herein.
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         IN WITNESS WHEREOF, Lessor and Lessee have executed this First
Amendment to Lease as of the date first hereinabove set forth.

Gracey Corporation                HydroChem Industrial Services, Inc.

By: /s/ FANNIE J. HINRICHS        By: /s/ B. TOM CARTER, JR.
   ------------------------          ---------------------------
Name: Fannie J. Hinrichs          Name: B. Tom Carter, Jr.
     ----------------------            -------------------------
Title: Vice President             Title: President & Chief
      ---------------------             ------------------------
                                         Executive Officer







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[HYDROCHEM LOGO]

                                  May 29, 1996

Gracey Corporation
c/o Mr. John F. Hinrichs
12926 Dairy Ashford
Suite 100
Sugar Land, Texas 77478

Dear John:

This shall confirm your conversations with Mike Steindler regarding the Lease dated as of December 4, 1979, as amended, between Gracey Corporation ("Lessor") and HydroChem Industrial Services, Inc. ("Lessee") for the premises located at 1145 Highway 90A in Missouri City, Texas. Specifically, the Lease shall be further amended as follows:

         1. The current term of the Lease shall be extended to September 30, 1997 at the existing rental rate of $4,675 per month.

         2. Lessee shall have additional options to extend the Lease for two successive renewal terms of one year each from October 1, 1997 to September 30, 1998 and from October 1, 1998 to September 30, 1999. The rental for each renewal term shall be subject to adjustment to reflect any increase in the Consumer Price Index for the periods from October 1, 1996 to September 30, 1997 and from October 1, 1997 to September 30, 1998, respectively. If Lessee desires to exercise these options, it shall give written notice to the Lessor by June 30, 1997 in the case of the first renewal term and by June 30, 1998 in the case of the second renewal term.

If the foregoing is satisfactory, please have this letter signed by Gracey Corporation and returned to Mike Steindler. A duplicate original is enclosed for your records.

                                           Sincerely,

                                           HydroChem industrial Services, Inc.

                                           By: /s/ PELHAM SMITH
                                              ----------------------------
                                              Pelham Smith, Vice President

AGREED AND ACCEPTED

Gracey Corporation

By: /s/ JOHN F. HINRICHS
   -----------------------
   John F. Hinrichs, Vice President

6210 Rothway
Houston, Texas 77040
(713) 462-2130
Fax: (713) 939-7674